Exhibit 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JANUARY [●], 2022 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068. THE PROSPECTUS IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.INTERPACE.COM.

INTERPACE BIOSCIENCES, INC.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of shares of common stock, par value $0.01 per share (the “Common Stock”) of Interpace Biosciences, Inc., a Delaware corporation (the “Company”) or outstanding warrants issued on January 25, 2017, March 22, 2017, June 21, 2017, October 12, 2017 and January 25, 2019 (the “Eligible Warrants”), acknowledge receipt of your letter and the other enclosed materials relating to the offering of shares of Common Stock issuable upon the exercise of subscription rights (“Subscription Rights”), as described in the Company’s prospectus dated January [●], 2022 (the “Prospectus”). I (We) have reviewed the Prospectus available on the Company’s website at www.interpace.com.

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the Common Stock or Eligible Warrants held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Form of Instructions for Use of Interpace Biosciences, Inc. Non-Transferable Subscription Rights Certificates.”

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

If you checked Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below.

If you checked Box 2, please fill out the table shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable. Please then sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Shares and/or Eligible Warrants Owned	Maximum Number of Shares Available to Subscribe For	Number of Shares of Common Stock Subscribed For	Per Share Subscription Price		Payment

Basic Subscription Right:*	X 0.75 =		X	$	[●]=

Over-Subscription Right:**	N/A	N/A	X	$	[●]=

Total:	N/A	N/A	X	$	[●]=	$
(sum of first two rows)

*	Number of shares subscribed for under the Basic Subscription Right may not exceed 75% of the number of shares of Common Stock (including the Eligible Warrants) held as of the Record Date.

**	There is no limit for the amount of shares subscribed for pursuant to the Over-Subscription Right.

Box 3.	☐	Payment in the following amount is enclosed: $__________.

Box 4.	☐	Please deduct payment of $__________ from the following account maintained by you:

Type of Account: ______________________ Account No.: _______________________

The total of Box 3 and 4, together, must equal the sum of lines 1 and 2 from Box 2 above.

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus;

●	any excess subscription amounts paid by me (us) will be put towards the purchase of additional shares in the rights offering (either towards my (our) Basic Subscription Right, if available, or towards the Over-Subscription Right if I (we) have already exercised my (our) Basic Subscription Right in full); and

●	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to confirm this address with your broker.